SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) - January 28, 2005


                            DISTINCTIVE DEVICES, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                     0-2749                     13-999951
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(State or other jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)              Identification No.)


         One Bridge Plaza, Ste. 100, Fort Lee, NJ                  07024
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         (Address of principal executive offices)                (zip code)


       Registrant's telephone number, including area code - (201) 363-9922
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                                       N/A
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          (Former Name or Former Address, if changed since last report)


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ITEM 8.1  OTHER EVENTS
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     Official documentation was received by registrant on February 8, 2005 which provided information with respect to the filing of an insolvency petition, by local management, on behalf of our wholly owned subsidiary, galaxis technology AG., of Lubeck, Germany ("Galaxis"). Subsequently, similar petitions were filed on behalf of two 100% owned subsidiaries of Galaxis, namely, Omniscience Multimedia Lab GmbH and Convergence GmbH, both based in Lubeck. Galaxis's two other subsidiaries, namely, galaxis sales GmbH and Hispania SL; have not filed petitions to the best of our knowledge.

     The initial petition (Galaxis) is dated January 25, 2005 and the two subsidiaries filed petitions dated January 27, 2005. The petitions were filed with a local district court in Lubeck.

     In accordance with German procedure, Mr. Peter Knopfel, of Hamburg, Germany, has been appointed the temporary insolvency administrator for Galaxis and its two subsidiaries.

     It is our understanding that the temporary administrator will take control of all assets of Galaxis and its subsidiaries and examine the books, records and assets to determine whether the companies have sufficient liquid assets to continue operations. It appears that this initial examination may take some time. DDI continues to work with the temporary insolvency administrator on these matters.

     DDI acquired Galaxis and its subsidiaries in a stock transaction in January 2004 along with Galaxis's debts in excess of $60 million, with the intent to invest and restructure costs in order to benefit from the projected growth of the merged entity in the digital television market (based on the value of Galaxis's IP, trademarks and copyrights). Despite the large open orders for sales of digital Set-Top Boxes from old and new customers and the recognition of the Convergence proprietary software used by many manufacturers of chip sets and set-top boxes, we were unable to arrange the funding required to execute the orders due to the obligations of galaxis and its subsidiaries which accounted for over 90% of the liabilities reported in the consolidated financials statements of DDI.

     This event reduces the debt load significantly, and will vastly improve DDI's consolidated financial position and facilitate the interest of investors seeking to benefit from an opportunity in the growing digital television technology markets worldwide.

     DDI continues to make good progress with its Indian operations and will aggressively pursue business in India and seek ways to work with other customers.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DISTINCTIVE DEVICES, INC
                                         ------------------------
                                               (Registrant)


                                         By: /s/ Sanjay Mody
                                             --------------------------
                                             Sanjay Mody,
                                             President

February 11, 2005


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